As filed with the Securities and Exchange Commission on December 22, 2005
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                      Registration Statement No. 333-125593
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

             -----------------------------------------------------
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

             -----------------------------------------------------
                          MORGAN STANLEY CAPITAL I INC.
             (Exact name of registrant as specified in its charter)

                Delaware                            (I.R.S. Employer
        (State of incorporation)                   Identification No.)
                                                       13-3291626

                                  1585 Broadway
                            New York, New York 10036
                     (212) 296-7000 (Address, including zip
               code, and telephone number, including area code, of
                          principal executive offices)

             -----------------------------------------------------
                                 DAVID R. WARREN
                                    President
                                  1585 Broadway
                            New York, New York 10036
                                 (212) 296-7000
              (Name and address, including zip code, and telephone
               number, including area code, of agent for service)

             -----------------------------------------------------
                                   Copies to:

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    CARLOS RODRIGUEZ, ESQ.             MICHAEL S. GAMBRO, ESQ.          KEVIN C. BLAUCH, ESQ.
Sidley Austin Brown & Wood LLP           ANNA H. GLICK, ESQ.             Latham & Watkins LLP
      787 Seventh Avenue          Cadwalader, Wickersham & Taft LLP        885 Third Avenue
   New York, New York 10019           One World Financial Center       New York, New York 10022
        (212) 839-5300                 New York, New York 10281             (212) 906-1200
                                            (212) 504-6000
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Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                  ------------


      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration
Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

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

                                INTRODUCTORY NOTE

      This post-effective amendment is being filed to update the Undertakings included in Part II to include the Undertakings required under (i) Regulation AB for offerings of securities under the registration statement with an initial bona fide offer after December 31, 2005 and (ii) the Securities Offering Reform.


                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.*

      The following table sets forth the estimated expenses in connection with the issuance and distribution of the Certificates being registered, other than underwriting discounts and commissions:

      SEC Registration Fee....................................... $4,708,000
      Blue Sky Fees..............................................    $3,000*
      NASD Fees..................................................       N/A*
      Printing and Engraving Fees................................   $50,000*
      Legal Fees and Expenses....................................  $200,000*
      Accounting Fees and Expenses...............................   $40,000*
      Trustee Fees and Expenses..................................   $25,000*
      Rating Agency Fees.........................................   $60,000*
      Miscellaneous..............................................   $35,000*

      Total...................................................... $5,121,000

      ----------
      * All amounts except the SEC Registration Fee are estimates of expenses incurred or to be incurred in connection with the issuance and distribution of a single series of Certificates in an aggregate principal amount assumed for these purposes to be equal to $100,000,000 of Certificates registered hereby.

Item 15.    Indemnification of Directors and Officers.

      Under Section VII of the proposed form of Underwriting Agreement, the Underwriter is obligated under certain circumstances to indemnify officers and directors of Morgan Stanley Capital I Inc. (the "Registrant") who sign the Registration Statement, and certain controlling persons of the Registrant, against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act").

      The Registrant's By-laws provide for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

      Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they are or were such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

      The Pooling and Servicing Agreement will provide that no director, officer, employee or agent of the Registrant will be liable to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action pursuant to the Pooling and Servicing

Agreement, except for such person's own misfeasance, bad faith or gross negligence in the performance of duties. The Pooling and Servicing Agreements will provide further that, with the exceptions stated above, any director, officer, employee or agent of the Registrant will be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense (i) related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to the Pooling and Servicing Agreement), (ii) incurred in connection with any violation by him or her of any state or federal securities law or (iii) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the Pooling and Servicing Agreement.

Item 16.    Exhibits.

1.1         Form of Underwriting Agreement*
3.1         Certificate of Incorporation of the Registrant*
3.2 Certificate of Amendment of Certificate of Incorporation of the Registrant, dated March 28, 2003**
3.3 Certificate of Amendment of Certificate of Incorporation of the Registrant, dated April 28, 2003**
3.4         By-laws of the Company*
4.1         Form of Pooling and Servicing Agreement*
5.1 Opinion of Sidley Austin Brown & Wood LLP as to legality of the Certificates***
5.2 Opinion of Cadwalader, Wickersham & Taft LLP as to legality of the Certificates***
5.3 Opinion of Latham & Watkins LLP as to the legality of the Certificates***
8.1 Opinion of Sidley Austin Brown & Wood LLP as to certain tax matters (included in Exhibit 5.1 hereto)
8.2 Opinion of Cadwalader, Wickersham & Taft LLP as to certain tax matters (included in Exhibit 5.2 hereto)
8.3         Opinion of Latham & Watkins LLP as to certain tax matters***
23.1 Consent of Sidley Austin Brown & Wood LLP (included in Exhibit 5.1 hereto)
23.2        Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit
            5.2 hereto)
23.3 Consent of Latham & Watkins LLP (included in Exhibits 5.3 and 8.3 hereto)
24.1        Power of Attorney (contained in page II-6 of this Registration
            Statement)***

------------
* Incorporated by reference to Registration Statement No. 33-45042 as previously filed by the Registrant on Form S-11 and Registration Statement No. 33-46723 as previously filed by the Registrant on Form S-3 to Form S-11.

** Incorporated by reference to Registration Statement No. 333-104283, as previously filed by the Registrant on Form S-3.

***   Previously filed.

Item 17.    Undertakings.

A.    Undertaking pursuant to Rule 415 Offering.

      The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      provided, however, that (A) paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement; and
      (B) paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

            (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) That, for the purpose of determining liability under the Act to any purchaser:

                  (i) Each prospectus filed by the Registrant pursuant to Rule
            424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

                  (ii) Each prospectus required to be filed pursuant to Rule
            424(b)(2), (b)(5), or (b)(7) as part of the Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration

            Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

            (5) That, for the purpose of determining liability of the Registrant under the Act to any purchaser in the initial distribution of the securities;

            The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  (i) Any preliminary prospectus or prospectus of the
            undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                  (ii) Any free writing prospectus relating to the offering
            prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

                  (iii) The portion of any other free writing prospectus
            relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

                  (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

B. Undertaking in respect of incorporation of subsequent Exchange Act documents by reference.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.    Undertaking in respect of indemnification.

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

D. Undertaking in respect of incorporation of subsequent Exchange Act documents by third parties

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the Registration Statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

E.    Undertaking in respect of information provided through the Internet

      The undersigned Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be part of the prospectus included in the Registration Statement. In addition, the undersigned Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the Registration Statement if a subsequent update or change is made to the information.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5. of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this Post-Effective Amendment No. 1 to this Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 22, 2005.

                                        MORGAN STANLEY CAPITAL I INC.


                                        By:   /s/ David R. Warren
                                           -------------------------------------
                                           Name: David R. Warren
                                           Title:   President


      Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to this Form S-3 Registration Statement has been signed below by the following persons in the capacities indicated on the dates indicated.


            Signature                        Title                     Date


  /s/ David R. Warren             President (Principal        December 22, 2005
-----------------------------     Executive Officer)
David R. Warren


  /s/ William J. Forsell          Treasurer (Principal        December 22, 2005
-----------------------------     Financial Officer) and
William J. Forsell                Controller


  /s/ Anthony B. Tufariello       Director                    December 22, 2005
-----------------------------
Anthony B. Tufariello


                                  Director                    December __, 2005
-----------------------------
Valerie H. Kay


  /s/ Steven S. Stern             Director                    December 22, 2005
-----------------------------
Steven S. Stern

                                  EXHIBIT INDEX

  Exhibit No.    Description of Exhibit

     1.1      Form of Underwriting Agreement*
     3.1      Certificate of Incorporation of the Registrant*
     3.2 Certificate of Amendment of Certificate of Incorporation of the Registrant, dated March 28, 2003**
     3.3 Certificate of Amendment of Certificate of Incorporation of Registration, dated April 28, 2003**
     3.4      By-laws of the Registrant*
     4.1      Form of Pooling and Servicing Agreement*
     5.1 Opinion of Sidley Austin Brown & Wood LLP as to legality of the Certificates***
     5.2 Opinion of Cadwalader, Wickersham & Taft LLP as to legality of the Certificates***
     5.3 Opinion of Latham & Watkins LLP as to the legality of the Certificates***
     8.1 Opinion of Sidley Austin Brown & Wood LLP as to certain tax matters (included in Exhibit 5.1 hereto)
     8.2 Opinion of Cadwalader, Wickersham & Taft LLP as to certain tax matters (included in Exhibit 5.2 hereto)
     8.3      Opinion of Latham & Watkins LLP as to certain tax matters***
     23.1     Consent of Sidley Austin Brown & Wood LLP (included in Exhibit
              5.1 hereto)
     23.2     Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit
              5.2 hereto)
     23.3 Consent of Latham & Watkins LLP (included in Exhibits 5.3 and 8.3 hereto)
     24.1 Power of Attorney (contained in page II-6 of this Registration Statement)***

------------
* Incorporated by reference to Registration Statement No. 33-45042 as previously filed by the Registrant on Form S-11 and Registration Statement No. 33-46723 as previously filed by the Registrant on Form S-3 to Form S-11.

**       Incorporated by reference to Registration Statement No. 333-104283, as previously filed by the Registrant on Form S-3.

***       Previously filed.